                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 6-K


         REPORT OF FOREIGN ISSUER PURSUANT TO SECTION 13a-16 OR 15d-16
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                  For the Month Ended       Commission file number
                  March 31, 2000            0-14884


            Exact name of the registrant as specified in its charter

                              SAND TECHNOLOGY INC.
             (formerly Sand Technology Systems International Inc.)

                          Jurisdiction of Incorporation
                                     CANADA

                     Address of principal executive offices:

                     4141 SHERBROOKE STREET WEST, SUITE 410
                        WESTMOUNT, QUEBEC, CANADA H3Z 1B8

                            TELEPHONE (514) 939-3477

         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                  Form 20-F   X                Form 40-F _______
                            -----

         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                  Yes _______                  No  X
                                                  ----

         If "Yes" is marked, indicated below the file number assigned to the
registrant in connection with Rule 12g3-2(b): 82-        N/A.
                                              ---------------


                           Total number of pages is 10

                                      For Further Information Contact:
                                      Vice President, Finance and Administration
                                      Sand Technology Inc.
                                      4141 Sherbrooke St. West, Suite 410
                                      Montreal  H3Z 1B8
                                      (514) 939-3477

FOR IMMEDIATE RELEASE: MONDAY, MARCH 15, 2000.
TO:  PR NEWSWIRE, NEW YORK, IRW (INC. DOW & REUTERS)


SAND TECHNOLOGY INC. REPORTS SECOND QUARTER RESULTS
---------------------------------------------------

MONTREAL, CANADA, March 15, 2000 - - - SAND TECHNOLOGY INC. (NASDAQ: SNDT) today reported a net loss for its fiscal quarter ended January 31, 2000 of $(2,453,927) or $(0.28) per share on sales of $1,216,504 as compared to a loss of $(1,789,166) or $(0.21) per share on sales of $409,134 for the second quarter ended January 31, 1999. Losses from operations were $(2,566,368) for second quarter of fiscal 2000 as compared to a loss of $(1,984,753) for the second quarter of fiscal 1999.

Arthur Ritchie, President and Chief Executive Officer, noted that "this quarter marks a real milestone in the market acceptance of Sand's Nucleus product suite. Not only did Sand triple its sales revenues over the same quarter last year, it is the first time Nucleus product sales have surpassed the $1 Million mark in a quarter."

"Moreover", added Ritchie, "as previously disclosed, Sand now has a substantial order backlog for Nucleus and related products going forward. We are moving strongly ahead to broaden our sales abilities and take advantage of Internet opportunities both in deploying Nucleus at our customers as well as helping transform our sales and geographic coverage model." Mr. Ritchie concluded by saying that he had every expectation that sales in the current quarter would be even stronger than in the second quarter.

SAND TECHNOLOGY INC. provides high performance, scalable software solutions for data mining, data marts, data warehouses and on-line analytical processing
(OLAP). Sand's product suite, the Nucleus Series, brings patented technology to the business user allowing for more timely and accurate decision processing within the disconnected client, desktop, workgroup, departmental and enterprise computing environments. More information on Nucleus is provided at the Sand website at http://www.sandtechnology.com.

Nucleus, Nucleus Server and N:VECTOR are registered trademarks of Sand Technology Inc. and Nucleus Exploration Mart, Nucleus Exploration Warehouse, Nucleus Virtual Database (VDB), NUCLEUS POWERED! and Nucleus E! are trademarks of Sand Technology Inc. Other trademarks are the property of their respective owners.

The earnings projections contained in this release are forward looking statements based on reasonable assumptions. However, some assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from those forecasted. Competitive pressures, availability and cost competitiveness of supplies or competing products, timing of significant orders, market acceptance of the Sand Nucleus series of products and other risks and uncertainties described in Sand's reports to Securities and Exchange Commission are important factors which could cause actual results to differ materially from those projected.

SAND TECHNOLOGY INC.
Consolidated Statement of Operations
(Unaudited)

        IN CANADIAN DOLLARS
        -------------------


                                      3 Months Ended      6 Months Ended      3 Months Ended     6 Months Ended
                                      JAN. 31, 2000       JAN. 31, 2000       JAN. 31, 1999       JAN. 31, 1999
                                   -----------------   -----------------   -----------------    ----------------
Net Sales                          $      1,216,504    $       1,790,393   $         409,134    $     1,055,856

(Loss) earnings from operations    $     (2,566,368)   $      (5,059,606)  $      (1,984,753)   $    (3,644,090)

Equity Income from Affiliate       $              -    $         283,510   $         173,185    $       588,120

Profit on sale of Affiliated       $              -    $       3,792,296   $               -    $             -
Company

Net (loss) earnings                $     (2,453,927)   $        (752,166)  $      (1,789,166)    $   (3,104,477)

(Loss) earnings per share          $          (0.28)   $           (0.09)  $           (0.21)    $        (0.36)

Weighted average number of shares         8,626,249            8,577,228           8,520,206          8,520,206
outstanding



                                                       - 30 -

                              SAND TECHNOLOGY INC.


            (Incorporated Under the Canada Business Corporations Act)


PART 1.           FINANCIAL INFORMATION

                CONSOLIDATED BALANCE SHEET AS AT JANUARY 31, 2000
                  with Comparative Figures as at July 31, 1999
             ------------------------------------------------------
                          (Stated in Canadian Dollars)

                                                       January 31        July 31
                                                             2000           1999
                                                        UNAUDITED        AUDITED
                                                      -----------    -----------
                             ASSETS
CURRENT
       Cash                                           $   118,114    $   124,078
       Short term investments (NOTE 4)                  3,176,563        885,440
       Accounts receivable
              Trade                                     2,043,274        820,232
       Loan bearing interest                              100,000        100,000
       Inventory                                           43,627         47,142
         Prepaid expenses and other                       232,321         12,147
         TOTAL CURRENT ASSETS                           5,713,899      1,989,039

LONG TERM ASSETS
         Prepaid Royalties                              2,034,784      2,413,117
         Investment in Affiliates                              --      3,219,670
         Fixed assets and improvements                    150,483        181,456
         Other assets                                     397,674        469,978
         TOTAL LONG TERM ASSETS                         2,582,941      6,284,221


TOTAL ASSETS                                          $ 8,296,840    $ 8,273,260
                                                      ===========    ===========


                          LIABILITIES
CURRENT
       Accounts payable & accrued liabilities         $ 1,177,268    $   262,080
       Current portion of balance of purchase price          --          300,000
       TOTAL CURRENT LIABILITIES                        1,177,268        562,080

LONG TERM LIABILITIES
       Balance of purchase price                        1,970,860      1,970,000
       TOTAL LONG TERM LIABILITIES                      1,970,860      1,970,000
                                                      -----------    -----------

SHAREHOLDER'S EQUITY
       Common stock - Authorized                        8,941,033      8,781,335
       Retained earnings at end of period              (3,792,321)    (3,040,155)
                                                      -----------    -----------
       TOTAL SHAREHOLDER'S EQUITY                       5,148,712      5,741,180
                                                      -----------    -----------
TOTAL LIABILITY & SHAREHOLDERS EQUITY                 $ 8,296,840    $ 8,273,260
                                                      ===========    ===========
Exchange Rate as at Balance Sheet Date                $      0.68    $      0.66



See Accompanying Notes to Consolidated Financial Statements

                              SAND TECHNOLOGY INC.


                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                     FOR THE PERIODS ENDED JANUARY 31, 2000
                              AND JANUARY 31, 1999
            ---------------------------------------------------------
                          (Stated in Canadian Dollars)

                                          3 mths ended      6 mths ended      3 mths ended      6 mths ended
                                         Jan. 31, 2000     Jan. 31, 2000     Jan. 31, 1999     Jan. 31, 1999
                                             UNAUDITED         UNAUDITED         UNAUDITED         UNAUDITED
                                        --------------    --------------    --------------    --------------
Net Sales                               $    1,216,504    $    1,790,393    $      409,134    $    1,055,856
Research & development
       costs                                (1,635,449)       (2,869,687)       (1,173,000)       (2,267,074)
Selling general &
       admin. expenses                      (1,936,321)       (3,401,326)       (1,116,932)       (2,313,002)
Cost of sales                                 (209,357)         (578,830)         (213,100)         (290,185)
Net Interest/Investment expense                 (1,745)             (156)          109,145           170,315
                                        --------------    --------------    --------------    --------------
       Income from operations               (2,566,368)       (5,059,606)       (1,984,753)       (3,644,090)
                                        --------------    --------------    --------------    --------------
Foreign exchange (loss) Earnings               112,441           231,634            22,402           (48,507)
Profits on sale of affiliated
       company                                      --         3,792,296           173,185           588,120
Equity earnings of affiliated company               --           283,510                --                --
Net income before
       income taxes                         (2,453,927)         (752,166)       (1,789,166)       (3,104,477)


Income taxes  (Note 3)                              --                --                --                --

Net Earnings                                (2,453,927)         (752,166)       (1,789,166)       (3,104,477)

Retained earnings
(Deficit) at
beginning of period                         (1,338,394)       (3,040,155)          605,498         1,920,809
                                        --------------    --------------    --------------    --------------
Retained earnings
 (Deficit) at end of
period                                      (3,792,321)       (3,792,321)         (374,396)         (374,396)
                                        ==============    ==============    ==============    ==============
Income per Share                        $        (0.28)   $        (0.09)   $        (0.21)   $        (0.36)
                                        ==============    ==============    ==============    ==============
Weighted average no
       of shares outstanding                 8,626,249         8,577,228         8,520,206         8,520,206
                                        ==============    ==============    ==============    ==============



       ($1 = US $0.69 - average for the 3 months ended January 31, 2000) ($1 = US $0.66 - average for the 3 months ended January 31, 1999)


           See accompanying Notes to Consolidated Financial Statements

                              SAND TECHNOLOGY INC.


                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED JANUARY 31, 2000
                    AND THE SIX MONTHS ENDED JANUARY 31, 2000
           -----------------------------------------------------------
                          (Stated in Canadian Dollars)


                                                       3 mths ended   6 mths ended
                                                      Jan. 31, 2000  Jan. 31, 2000
                                                          UNAUDITED      UNAUDITED
                                                     -------------- --------------
Cash provided from (used for):

Operating activities
         Net income for the period                   $   (2,453,927)$     (752,166)
         Non-cash items
              Decrease in pre-paid Royalties                189,166        378,333
              Depreciation  of equipment                     19,320         42,842
              Depreciation of other assets                   36,152         72,304
              Equity earnings in affiliate company               --       (283,510)
              Profit on sale of affiliate company                       (3,792,296)
              Decrease in deferred revenue                       --             --
         Net change in non cash
         Working capital balances                           (38,403)      (524,513)
                                                     -------------- --------------
                                                         (2,247,692)    (4,859,006)
Financing activities
         Issue of common shares                             159,698        159,698
         Repayment of balance of purchase price                  --       (299,140)
                                                     -------------- --------------
                                                            159,698       (139,442)
Investing activities
         Proceeds on sale of affiliated company                  --      7,295,476
         Purchase of equipment & improvements               (11,869)       (11,869)
                                                     -------------- --------------
                                                            (11,869)     7,283,607

NET CASH INFLOW (OUTFLOW)                                (2,099,863)     2,285,159
Cash & cash equivalent
       beginning of Period                                5,394,540      1,009,518
                                                     -------------- --------------
Cash & cash equivalent
       end of Period                                      3,294,677      3,294,677
                                                     ============== ==============


        ($1 = US $0.69 - average for the 3 months ended January 31, 2000) ($1 = US $0.68 - average for the 6 months ended January 31, 2000)

           See accompanying Notes to Consolidated Financial Statements

                              SAND TECHNOLOGY INC.


             CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                                   (Continued)
                   FOR THE THREE MONTHS ENDED JANUARY 31, 2000
                    AND THE SIX MONTHS ENDED JANUARY 31, 2000

           -----------------------------------------------------------
                          (Stated in Canadian Dollars)

                                                       3 mths ended   6 mths ended
                                                      Jan. 31, 2000  Jan. 31, 2000
                                                          UNAUDITED      UNAUDITED
                                                           --------     ----------
NET CHANGE IN NON-CASH WORKING CAPITAL ITEMS

       Decrease (Increase) in current assets
       Accounts Receivable                                 (671,977)    (1,227,579)
       Due from HDS Inc.                                          -          4,537
       Inventories                                            2,858          3,515
       Prepaid expenses                                     (43,503)      (220,174)
Increase (Decrease) in current liabilities
       Accounts payable & accrued liabilities               674,219        915,188
                                                           --------     ----------
Net change in non-cash working
       Capital items                                        (38,403)      (524,513)
                                                           --------     ----------

                              SAND TECHNOLOGY INC.


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                           JANUARY 31, 2000 UNAUDITED

($1 = US $0.69 - average for the 3 months ended January 31, 2000)
($1 = US $0.66 - average for the 3 months ended January 31, 1999)

The following notes should be read in conjunction with the notes accompanying the audited financial statements for the year ended July 31, 1999.

NOTE 1

         Management is of the opinion that all necessary adjustments have been made in order to present fairly the results for the three month and six month periods ended January 31, 2000 and the three month and six month periods ended January 31, 1999.

NOTE 2

         Results of operations for the three month period ended January 31, 2000 may not be indicative of results for the year ending July 31, 2000.

NOTE 3

         The provision for income tax has been offset by the benefit of prior years' tax losses.

NOTE 4

         Short term investments are valued at the lower of cost or current fair market value (if the difference is significant).

NOTE 5            CLASS A COMMON STOCK

Authorized
         An unlimited number of Class A
         Common shares without par value

Issued and outstanding:

         At July 31, 1999          8,528,206        $8, 781,335
         At January 31, 2000       8,638,206        $8, 941,033

                              SAND TECHNOLOGY INC.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        SAND TECHNOLOGY INC.




March 15,  2000                         /s/ Georges Dube
                                        ----------------------------
                                        Georges Dube
                                        Secretary